UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 01, 2022

ADTRAN, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-24612	63-0918200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Explorer Boulevard
Huntsville, Alabama		35806-2807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 256 963-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	ADTN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 1, 2022, ADTRAN, Inc. (the “Company”), as borrower, entered into a Credit Agreement and related Revolving Line of Credit Note (together, the “Revolving Credit Agreement”) in favor of Wells Fargo Bank, National Association, as lender (the “Lender”). The Revolving Credit Agreement provides the Company with a new $25 million secured revolving credit facility.

Maturity. The Revolving Credit Agreement matures on April 1, 2023, subject to earlier termination upon the occurrence of certain events of default as set forth in the Revolving Credit Agreement.

Interest Rates. Loans under the Revolving Credit Agreement will bear interest at a fluctuating rate per annum equal to: (i) the Daily Simple SOFR (as defined herein) plus (ii) an applicable margin, which will equal 1.00%, 1.25%, 1.5% or 2.0% per annum depending on the Company’s senior funded debt to EBITDA ratio. The “Daily Simple SOFR” is calculated based upon the greater of (x) a floor of 0.00% and (b) the Secured Overnight Financing Rate, as established by the Federal Reserve Bank of New York (or a successor thereto) from time to time. Accrued interest is payable on the last day of each quarter, commencing June 30, 2022.

Use of Proceeds. Borrowings under the Revolving Credit Agreement may be used solely for issuing letters of credit, financing capital expenditures, and working capital and general corporate purposes.

Collateral. Loans under the Revolving Credit Agreement are secured by a first priority security interest in all of the accounts receivable of the Company and its subsidiary, ADTRAN International, Inc. Specifically, in connection with the Revolving Credit Agreement, the Company entered into a security agreement, dated April 1, 2022 (the “Security Agreement”), pursuant to which the Company pledged to the Lender all of the rights to payment, accounts, deposit accounts, chattel paper (whether electronic or tangible), instruments, promissory notes, documents, licenses, general intangibles, payment intangibles, software, letter of credit rights and healthcare insurance receivables existing as of the date of execution or arising at any time thereafter.

Restrictive Covenants, Representations and Warranties. The Company made certain representations and warranties to the Lender in the Revolving Credit Agreement that are customary for credit arrangements of this type. In addition, the Revolving Credit Agreement requires the Company to maintain an interest coverage ratio of not less than 3.0 to 1.0 and a senior funded debt-to-EBITDA ratio of not more than 3.0 to 1.0. Furthermore, the Company agreed to certain negative covenants that are customary for credit arrangements of this type, including, among other things, restrictions on the Company’s ability to enter into mergers, acquisitions or other business combination transactions, make any substantial change in the nature of its business, declare or pay dividends or distributions if such dividend or distribution would trigger an event of default, grant liens or suffer a material adverse change in the financial condition or business of the Company, which negative covenants are subject to certain exceptions.

Events of Default. The Revolving Credit Agreement contains customary events of default that include, among other things (subject to any applicable materiality qualifiers), non-payment of principal, interest, fees or other amounts; inaccuracy of financial statements, certificates, representations or warranties; defaults under related agreements with the Lender; cross-defaults under agreements for other indebtedness; violation of covenants; bankruptcy and insolvency events; the filing of a judgment lien against the Company; and the existence of any event or condition that the Lender in good faith believes impairs, or is substantially likely to impair, the prospect of the Company’s payment or performance. Upon the occurrence of an event of default, (i) all principal, unpaid interest outstanding and other indebtedness of the Company shall immediately become due and payable at Lender’s option; (ii) Lender’s obligations to extend any further credit under the Revolving Credit Agreement, if any, shall terminate; and (iii) Lender may exercise its other rights and remedies provided for under the Revolving Credit Agreement or accorded by law. During the existence of an event of default, the Lender may opt to have the outstanding principal balance accrue interest at a rate per annum equal to 4.00% above the otherwise applicable interest rate.

The foregoing descriptions of the Credit Agreement, the Revolving Line of Credit Note and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, and 10.3, respectively, and are incorporated herein by reference.

Copies of the Credit Agreement, the Revolving Line of Credit Note and the Security Agreement have been included as exhibits to this Current Report on Form 8-K to provide investors with information regarding their respective terms. They are not intended to provide any other factual information about the Company or any of its subsidiaries or affiliates. The representations, warranties and covenants contained in the Credit Agreement, the Revolving Line of Credit Note and the Security Agreement were made only for purposes of such agreements and as of the specific date of such agreements; were made solely for the benefit of the parties to such agreements; may be subject to limitations agreed upon by the contracting parties, including being qualified by information that may modify, qualify or create exceptions to the representations and warranties set forth in such agreements; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to such agreements; and may be subject to standards of materiality applicable to contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of such agreements, which subsequent information may or may not be fully reflected the Company’s public disclosures.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed with this report:

10.1	Credit Agreement, dated April 1, 2022, by and among ADTRAN, Inc. and ADTRAN International, Inc., as borrowers, and Wells Fargo Bank, National Association, as lender
10.2	Revolving Line of Credit Note, dated April 1, 2022, by ADTRAN, Inc. and ADTRAN International, Inc., as borrowers, in favor of Wells Fargo Bank, National Association
10.3	Security Agreement, dated April 1, 2022, by ADTRAN, Inc. and ADTRAN International, Inc., as borrowers, in favor of Wells Fargo Bank, National Association
104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADTRAN, Inc.

Date:	April 6, 2022	By:	/s/ Michael Foliano
Michael Foliano Senior Vice President of Finance and Chief Financial Officer